Exhibit 10.18

                                                                  EXECUTION COPY

                          TUG NEW YORK BONUS AGREEMENT

                                  by and among

                                  TUG USA Inc.

                                       and

               The New York employees set out on Exhibit A hereto


                               October 2, 2006

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                          TUG NEW YORK BONUS AGREEMENT

      THIS TUG NEW YORK BONUS AGREEMENT (the "Agreement") is dated October 2, 2006 by and among TUG USA, INC. (formerly Dolphin US Logistics, Inc.), a New Jersey corporation (the "TUG"), and each of the New York employees set forth on Exhibit A hereto (the "Employees").

                              W I T N E S S E T H:

      WHEREAS, TUG is engaged the business of providing ocean, air and land transportation intermediary services to major retailers, wholesalers, importers, and domestic manufacturers (collectively, the "Logistics Business");

      WHEREAS, TUG desires to award the Employees up their reaching certain performance targets as set forth herein.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereby agree as follows:

                                    ARTICLE I

                             EMPLOYEES COMPENSATION

      1.1 COMPENSATION:

      Cash Payment: TUG will pay the Employees a cash payment based upon the achievement of specific Targets (as defined below) of the Employee's Logistic Business (as defined below) per annum ("Cash Payments"). The Cash Payments would be paid forty-five (45) days after the first quarter of each calendar year (the "Payment Date"), subject to the availability of sufficient cash flow and the Credit Agreement. If the Cash Payment is not paid within the period of forty-five (45) days after the Payment Date, it will be paid subsequently in full with accrued interest at an agreed money market rate subject to the terms of the Credit Agreement. "Employees' Logistics Business" means: the net revenue received from any business of the Employees evidenced by written agreement. The estimated amount of Cash Payment payable with respect to each "Year" will be as follows:

                                                        ESTIMATED*
               YEAR            EBITDA TARGET*          AMOUNT PAID

              Year 1            US$500,000              US$60,000
              Year 2            US$535,000              US$70,500
              Year 3            US$570,000              US$81,000
              Year 4            US$600,000              US$90,000
              Year 5            US$640,000              US$102,000

*NOTE: IF THE EBITDA TARGET IS EXCEEDED, THAN THE EMPLOYEES ARE ENTITLED TO AN ADDITIONAL $0.30 FOR EVERY DOLLAR IN EXCESS OF THE EBITDA TARGET.

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      1.2 DISBURSEMENT OF COMPENSATION. The Employees agree that the Cash
Payment shall be disbursed as specified in Schedule 1.2 attached hereto and made a part hereof and to the bank accounts set forth therein.

                                   ARTICLE II

                                    COVENANTS

      2.1 FURTHER ASSURANCES AND ASSISTANCE. TUG and the Employees shall, from time to time, at the request of TUG, do, execute, acknowledge and deliver or will cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, assurances and take such other action as TUG may reasonably request and as may be reasonably necessary in order to effectuate the terms of this Agreement.

      2.2 ACCOUNTS RECEIVABLE. The Employees shall use their reasonable efforts to collect and account for all accounts receivable that will be reflected on the Closing Balance Sheet. Based upon an audited Closing Balance Sheet, the parties agree that upon delivery of the final determination of the Closing Balance Sheet, a net accounts receivable equal to accounts receivable as set forth on such balance sheet less the allowance for doubtful accounts as set forth thereon will be calculated (the "Net Receivables"). Forty-Five (45) days prior to the Cash Payment Date, amounts received by TUG in connection with the Employees' Logistic Business will be applied to the specific invoice designated by the customer remittance. In applying any payment made by an account debtor, such payment shall be applied to any account receivable to which it clearly relates by reason of the amount thereof, and otherwise, as shall be specified by the customer at the time of the making thereof or upon subsequent inquiry by TUG.

      2.3 ACCOUNTS PAYABLE. Upon request, TUG shall furnish to the Employees lists of accounts payable and accrued expenses of the Employees' Logistics Business.

                                   ARTICLE III
                                  MISCELLANEOUS

      3.1 AMENDMENT. This Agreement may amended only by a written instrument executed by all parties hereto.

      3.2 TERMINATION. (a) This Agreement may be terminated at any time by the mutual agreement of the parties, with the consent of Maritime US Logistics Holdings Inc.

      3.3 ARBITRATION. In the event of any dispute, the parties agree to arbitrate such matter in New York City, pursuant to the rules of the American Arbitration Association, and TUG shall nominate one arbitrator, the Employee shall nominate one arbitrator, and Maritime US Logistics


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Holdings Inc. shall nominate one arbitrator. The finding of a majority of the arbitrators shall be binding on the parties.

      3.4 EXPENSE. Except as provided elsewhere in this Agreement, each party hereto shall assume and bear all expenses, costs and fees incurred or assumed by such party in the preparation and execution of this Agreement. TUG shall assume the cost and expense of any arbitration.

      3.5 ASSIGNMENT. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

      3.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts which together shall constitute one and the same document.

      3.7 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York.

      3.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

      3.9 NO THIRD PARTY BENEFICIARIES. No provision of this Agreement shall create nor confer upon any person and third party beneficiary rights or otherwise.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

MARITIME LOGISTICS US HOLDINGS INC.          TUG USA, INC.


By:________________________________          By:________________________________
   Name:                                     Name:
   Title:                                    Title:


___________________________________          ___________________________________
Robert Lee                                   Robert Wu


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